 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-185122) of Lilis Energy, Inc. of our report dated June 11, 2014 (except for Note 2, as to which the date is April 15, 2015), relating to our audit of the 2013 consolidated financial statements included in the Annual Report on Form 10-K of Lilis Energy, Inc. for the year ended December 31, 2014.

/s/ Hein & Associates LLP

Denver, Colorado

April 15, 2015